Exhibit n

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information and to the inclusion of our report dated December 18, 2009, on the Statement of Assets and Liabilities of Federated Enhanced Treasury Income Fund as of December 16, 2009, included in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-2, 333-144682) of Federated Enhanced Treasury Income Fund.

/s/ Ernst & Young LLP
Boston, Massachusetts
December 18, 2009